UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Atmel Corporation issued the following press release on May 10, 2007.

®

N E W S  R E L E A S E

GLASS LEWIS RECOMMENDS ATMEL SHAREHOLDERS VOTE AGAINST PERLEGOS

PROPOSAL ON WHITE CARD
Third Major Proxy Advisory Firm to Support Atmel’s Board and New Management Team
SAN JOSE, CA, May 10, 2007 . . . Atmel® Corporation (NASDAQ: ATML) today announced that Glass Lewis & Co., a leading independent proxy advisory firm, recommends that Atmel shareholders vote AGAINST George Perlegos’s proposal to remove Atmel’s directors at the special meeting of shareholders on May 18, 2007. As previously announced on May 7, 2007, Institutional Shareholder Services (ISS) recommended that Atmel shareholders vote AGAINST the Perlegos proposal, and on May 8, 2007, PROXY Governance, Inc. also recommended that Atmel shareholders vote AGAINST the Perlegos proposal.
In its May 10, 2007 report, Glass Lewis stated*:
•	“Atmel’s board of directors has been quite busy over the past nine months. The board removed four senior executives for cause and launched an internal investigation regarding stock option backdating.” ·

•	“we note that the majority of the backdating was directed by Mr. George Perlegos and the Company’s former general counsel. Both of these individuals’ employment has since been terminated”

•	“Considering the incumbent directors’ effort to correct Atmel’s troubles, adopt what are, in our view, favorable governance changes (adoption of majority voting and the addition of independent directors to the board) as well as the Company’s performance, we believe that it would not be in shareholders’ interest to support the removal of the incumbent directors at the special meeting.”
“We are pleased that all of the leading proxy advisory firms have voiced their support for Atmel’s Board and new management team,” said Steven Laub, Atmel’s President and Chief Executive Officer. “Glass Lewis clearly recognizes the actions we are taking to unlock shareholder value and transform our company.”

* Permission to use quotations neither sought nor granted.

To support Atmel’s Board of Directors and new management team, shareholders should vote AGAINST the Perlegos proposal and sign, date and return the Company’s WHITE proxy card today, or use the instructions on the WHITE proxy card to submit their vote by telephone or Internet.
If shareholders have any questions about how to vote their WHITE proxy card, they should contact the firm assisting Atmel in the solicitation of proxies: Innisfree M&A Incorporated toll-free at (877) 456-3488.

Investor Contact	Media Contact
Robert Pursel	Jennifer Schaefer / Mike Cuneo
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449
###